Citadel Environmental Group, Inc., form 10K-SB, Exhibit 10.1

                     SHARE EXCHANGE AGREEMENT


     This Share Exchange Agreement is entered into as of March 26, 1997, by and among Citadel Environmental Group, Inc., a Colorado corporation ("Company"), Applied Medical Recovery, Inc., an Arizona corporation ("AMR") and each of the persons whose names and addresses are set forth on Exhibit A attached hereto and incorporated herein by this reference (the "AMR Shareholders").

                         R E C I T A L S

     WHEREAS, the AMR Shareholders own all of the issued and outstanding capital stock of "AMR"; and

     WHEREAS, AMR owns 99.9% of Applied Medical Technologies, LLC and Arizona Medical Recovery and Reprocessing, LLC, each of which is an Arizona Limited Liability Company ("AMT" and "AMRR," respectively); and

     WHEREAS, the AMR Shareholders have entered into that certain agreement and plan of exchange dated as of the 26 day of March, 1997, exchanging in the aggregate all of their respective ownership interests in AMT and AMRR for 200 shares of AMR Common Stock, constituting all of the issued and outstanding shares of AMR; and

     WHEREAS, the Company is a "public company" whose shares trade on the Nasdaq Bulletin Board; and

     WHEREAS, the Company has been a holding company which seeks to acquire small to medium sized environmental businesses; and

     WHEREAS, the Company as of September 30, 1996 has elected to liquidate its interests in various partially owned subsidiaries engaged in handling, treatment and disposal of various categories of solid and hazardous waste; and

     WHEREAS, the Company currently seeks to acquire at least a 51% ownership interest of AMR from the AMR Shareholders in exchange for 1,530,000 shares of the Company's restricted common stock; and

     WHEREAS, the AMR Shareholders desire to exchange, in the aggregate, 102 shares of common stock of AMR, constituting 51% of all of the issued and outstanding shares of capital stock of AMR in exchange for 1,530,000 shares of newly issued restricted common stock of the Company, upon the terms set forth and described herein.
                              A G R E E M E N T

     NOW THEREFORE, in consideration of the premises, the mutual promises, agreements, provisions and covenants herein contained, the parties hereby agree as follows:

                            ARTICLE 1
                   DEFINITIONS/EXCHANGE/CLOSING

      1.1Definitions.

     For all purposes of this Agreement, except as otherwise expressly provided unless the context otherwise requires,

      (a)the terms defined in this Article 1 have the meaning assigned to them in this Article 1 and include the plural as well as the singular,

      (b)all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principals,

      (c)all references in this Agreement to designated
"Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

      (d)pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

      (e)the words, "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

     "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

     "Agreement" means this Agreement by and among Company, and the AMR Shareholders as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

     "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

     "Associate" of a Person means

      (f)a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% of more of any class of equity securities;

      (g)any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

      (h)any relative or spouse of such person or any relative of such spouse.

     "Auditors" means Skeehan & Company, independent public accountants to the Company, and (to be named by the Board of Directors), independent public accountants to AMR.

     "AMR Shares" means 51% all of the issued and outstanding shares of AMR common stock.

     "Business" means the business of AMR and its subsidiaries as currently conducted, and shall be deemed to include any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, properties, anticipated revenues, prospects, liabilities and personnel.

     "Closing" means the consummation of the purchase and sale of the AMR Shares under this Agreement.

     "Closing Date" means the date of the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

     "Disclosure Schedule" means the Disclosure Schedule dated the date hereof and delivered by the AMR Shareholders and the Company. The Sections of the Disclosure Schedule shall be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, shall be deemed to qualify only that section.

     "Employee Plan" means any employee benefit plan, collective bargaining, employment or severance agreement or other similar arrangement to which AMR is a party or by which it is bound, legally or otherwise.

     "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.
     "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time,

     "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

     "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproduction toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

     "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement;
"Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

     "Intangible Property" means any trade secret, secret process or other confidential information or know-how and any and all Marks.

     "IRS" means the Internal Revenue Service or any successor entity.

     "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

     "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

     "Mark" means any brand name, copyright, patent, service mark, trademark, tradename, and all registrations or applications for registration of any of the foregoing.

     "Material Adverse Effect" means any change in or effect on AMR or the Company that is materially adverse to the Business.

     "Material Contract" means those Contracts listed on the Disclosure Schedule as Material Contracts.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

     "Person" means an association, a corporation, an individual, a partnership, a trust or other entity or organization, including a Governmental Entity.

     "Subsidiary" means any Person in which AMR has a direct or indirect equity or ownership interest in excess of 5%.

     "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

     "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes.

      1.2Transfer of AMR Shares by AMR Shareholders.

     Subject to the terms and conditions of this Agreement, the AMR Shareholders agree to transfer and convey the AMR Shares and deliver the certificates evidencing the AMR Shares to Company at the Closing. The certificates will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of the Company or its nominee as Company may have directed prior to the Closing Date and otherwise in a form acceptable for transfer on the books of AMR.

      1.3Purchase of the AMR Shares by Company.

     Subject to the terms and conditions of this Agreement, Company agrees to acquire the AMR Shares from the AMR Shareholders and to issue, convey, transfer and deliver 1,530,000 shares of common stock of the Company (the "Restricted Shares") to the AMR
Shareholders as set forth on Exhibit A attached hereto.

      1.4The Closing.

     The Closing will take place at the offices of
   AMR                   , at 10:00 a.m. on March 26, 1997 or on
such other date, not later than March __, 1997, which the Company and a majority in interest of the AMR Shareholders may mutually choose, provided that the Closing is not dependent on the Company's receiving any minimum number of AMR Shares.

                            ARTICLE 2
      REPRESENTATIONS AND WARRANTIES OF THE AMR SHAREHOLDERS

     Except as otherwise indicated on the Disclosure Schedule, AMR and the AMR Shareholders represent, warrant and agree to the best of their knowledge and except as disclosed in writing to Company, as follows:

      2.1Organization and Related Matters.

     AMR is a corporation duly organized, validly existing and in good standing under the laws of Arizona. AMR has two Subsidiaries, Applied Medical Recovery and Reprocessing, LLC ("AMRR") and Applied Medical Technologies, LLC ("AMT"), each of which is a limited liability company formed under the laws of Arizona. AMR, AMRR and AMT are each in good standing under the laws of Arizona and have all necessary corporate or company power and authority to own their properties and assets and to carry on their respective businesses as now conducted. There are no jurisdictions outside of Arizona and Utah where the character or the location of the assets owned or leased by AMR, AMRR and AMT (or any of them) or the nature of the Business requires licensing or qualification. True, correct and complete copies of the charter documents of AMR as in effect on the date hereof have been delivered to Company.

      2.2AMR Shares.

     The AMR Shareholders own all of their shares of capital stock of AMR beneficially and of record, free and clear of any and all covenants, conditions, rights or other Encumbrances. At the Closing, the Company will acquire good and marketable title to and complete ownership of the AMR Shares, free of any and all covenants, conditions, or other Encumbrances. The authorized capital stock of AMR consists of 40,000,000 shares, of which 20,000,000 are shares of common stock and 20,000,000 are shares of preferred stock, of which 200 shares of common stock are issued and outstanding. There are no outstanding contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of AMR, or to restructure or recapitalize AMR. There are no outstanding Contracts of any of the AMR Shareholders or AMR to repurchase, redeem or otherwise acquire any Equity Securities of AMR. All shares of capital stock of AMR are duly authorized, validly issued and outstanding and are fully paid and nonassessable and were issued in conformity with applicable laws. There are no preemptive rights in respect of any Equity securities of AMR. Any Equity Securities of AMR which were issued and reacquired by AMR were so reacquired (and, if reissued, so reissued) in compliance with all applicable Laws, and AMR has no outstanding obligation or liability with respect thereto.

      2.3Financial Statements; Changes; Contingencies.

      (a)Unaudited Financial Statements. AMR has delivered to the Company pro forma consolidated balance sheets for AMR at December 31, 1996 and the related statements of loss and deficit and the monthly delinquency reports, if any, for the months then ended. All such interim financial statements have been prepared in accordance with GAAP consistently applied during the periods covered (except as disclosed therein), the statements of loss and deficit present fairly the results of operations of AMR and its Subsidiaries for the respective periods covered, and the balance sheets present fairly the financial condition of AMR and its Subsidiaries as of their respective dates, except that such financial statements may omit footnote disclosures required by GAAP to the extent the content thereof would not materially differ in nature or amount from those disclosures reported in the most recent audited period, and year-end adjustments to the extent not material. Notwithstanding the foregoing, all such interim financial statements reflect all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for a fair presentation.

      (b)No Material Adverse Changes.  Since December 31,
1996, whether or not in the ordinary course of business, there has not been, occurred or arisen:

            (i)any change in or event affecting AMR and any of its Subsidiaries, the Business or the AMR Shares that has had or may reasonably be expected to have a Material
          Adverse Effect.

            (ii)any agreement (other than a Material Contract listed on the Disclosure Schedule), condition, action or omission which would be proscribed by (or require consent under) Section 4.3 had it existed, occurred or arisen after the date of this Agreement,

            (iii)any strike or other labor dispute, or

            (iv)any casualty, loss, damage or destruction whether or not covered by insurance) or any material property of AMR or the Subsidiaries.

      (c)No Other Liabilities or Contingencies. To the best knowledge of the AMR Shareholders, AMR does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, that, in accordance with GAAP applied on a consistent basis, should have been but were not reflected or disclosed in the financial statements (including the notes thereto) referred to in subsections (a) and (b) above, except liabilities which were incurred after March ___, 1997, in the ordinary course of business or disclosed in the Disclosure Schedule.

      2.4Tax and Other Returns and Reports.

     AMR has filed and has caused its Subsidiaries to timely file or will, on or before the Closing Date, file all Tax Returns required to be filed by it or them and has paid all Taxes due for all periods ending on or before December 31, 1996, which Taxes are required to be paid by it on or before the Closing Date. Adequate provision has been made in the books and records of AMR and in the financial statements referred to in Section 2.3 above or delivered to the Company, for all Taxes relating to operations through, or property owned on or before, the date of the most recent of such financial statements. No liability for Taxes has arisen since such date other than in the ordinary course of AMR's business. All required Tax Returns including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. No Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns of AMR and its Subsidiaries. No Governmental Entity has proposed (tentatively or definitively), asserted or assessed or, to the best knowledge of the AMR Shareholders, threatened to propose or assert, any deficiency, assessment or claim for Taxes and there would be no basis for any such delinquency, assessment or claim.

      2.5Material Contracts.

     AMR has duly performed all its obligations and each Subsidiary has duly performed its obligations to the extent that such obligations to perform have accrued under any Contract; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by AMR, or any of its Subsidiaries, or, to the best knowledge of the AMR Shareholders, by any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, AMR or any of its Subsidiaries under any Material Contract.

      2.6Tangible Property.

      (a)Neither AMR nor any of its Subsidiaries owns any real property except for that leased property or properties which are identified on the Disclosure Schedule. There is no pending or threatened action that would materially interfere with the quiet enjoyment of any such leasehold by AMR or any of the Subsidiaries.

      (b)AMR and its Subsidiaries each owns or leases all tangible personal property that is material to the Business free of Encumbrances except for Encumbrances consisting of liens for Taxes not yet due.

      (c)All material leasehold properties held by AMR, or its Subsidiaries, as lessee are held under valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business. All material tangible properties of AMR or any of the Subsidiaries are in a good state of maintenance and repair (except for ordinary wear and tear) and are adequate for the Business.

      2.7Intangible Property.

     Each of AMR or any of the Subsidiaries has no Intangible
Property, required for use in connection with the Business.

      2.8Authorization; No Conflicts.

     The execution, delivery and performance of this Agreement and or related agreements by AMR has been duly and validly authorized by the Board of Directors of AMR and by all other necessary corporate action on the part of AMR. The Shareholders of AMR have the full capacity, right, power and authority to enter into this Agreement and any related agreements to which they are parties. Each AMR Shareholder has the full capacity, right, power and authority to transfer, convey and sell the AMR Shares owned by such Shareholder to the Company at the Closing. The execution, delivery and performance of this Agreement by the Shareholders of AMR and the execution, delivery and performance of any related agreements or contemplated transactions by the Shareholders of AMR will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of AMR or any Material Contract of AMR, result in the imposition of any Encumbrance against any asset or properties of AMR, or violate any Law. No Permits and Approvals are required to be obtained by the Shareholders of AMR, or for AMR Shares to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Shareholders of AMR and the performance of this Agreement and any related or contemplated transactions by the Shareholders of AMR or the Company will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity. The "ultimate parent entity" of AMR and all entities which such entity controls directly or indirectly did not have annual net sales (as stated on the last regularly prepared annual income statement or statements) or total assets (as stated on the last regularly prepared balance sheet or sheets) of $100,000,000 or more, and, to the best knowledge of the AMR Shareholders, the consummation of the transactions contemplated by this Agreement would not require any filings under the Hart-Scott-Rodino Act.

      2.9Legal Proceedings.

     There is no Order or Action pending, or, to the best knowledge of the AMR Shareholders, threatened, against or affecting AMR or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a Material Adverse Effect, or adversely affect AMR's ability to perform this Agreement or any aspect of the transactions contemplated by this Agreement. There is no matter as to which the AMR Shareholders or AMR has received any notice, claim or assertion, or, to the best knowledge of the AMR Shareholders, which otherwise has been threatened against or affecting any director, officer, employee, agent or representative of AMR or any other Person, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by AMR.

      2.10Minute Books.

     The minute books of AMR accurately reflect all actions and proceedings taken to date by its shareholders, board of directors and committees, and such minute books contain true and complete copies of the charter documents of AMR and all related amendments. The stock record books of AMR reflect accurately all transactions in its capital stock of all classes.

      2.11Accounting Records; Internal Controls.

      (a)Accounting Records. AMR and Subsidiaries have records that accurately and validly reflect their transactions, and accounting controls sufficient to insure that such transactions are
(i) executed in accordance with management's general or specific authorization and (ii) recorded so as to maintain accountability for assets.

      (b)Data Processing; Access. Such records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business.

      2.12Insurance.

     AMR and Subsidiaries do not have policies of insurance against any of the risks associated with its or their Business except as set forth on the Disclosure Schedule.

      2.13Permits.

     AMR and its Subsidiaries each holds all material Permits that are required by any Governmental Entity to permit them or either of them to conduct its business as now conducted, and all such permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. To the best knowledge of the AMR Shareholders, no suspension, cancellation or termination of any of such Permits is threatened or imminent.

      2.14Compliance with Law.

      (a)Each of AMR, AMRR, AMT and any other Subsidiary is organized and has conducted its businesses in accordance with applicable Laws in all material respects, and the forms, procedures and practices of AMR and its Subsidiaries are in compliance with all such Laws, to the extent applicable, in all material respects.

      (b)The use and operation of the assets of AMR and its Subsidiaries are in compliance in all material respects with all applicable Laws and there is no material violation of any of such Laws.

      2.15Employee Benefits.

     Except as may be set forth in an Employment Agreement between Pauline Sill and AMR and except as set forth on the Disclosure Schedule, there are no employee benefit plans or other employee benefits accruing for the benefit of any employee of AMR and its Subsidiaries.

      2.16Certain Interests; Dividends.

     No AMR Shareholder and no officer or director of AMR and its Subsidiaries, and no Associate of any such individual, has any material interest in any property used in or pertaining to the Business; no such Person is indebted or otherwise obligated to AMR; and AMR is not indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from AMR or the successor or assign thereof or from any Subsidiary to any Person. Except as expressly permitted by this Agreement, there has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of the AMR Shareholders subsequent to the date of the most recent financial statements described in Section 2.3. Since December 31, 1996, neither AMR nor any Subsidiary has paid or accrued any special bonuses to any officer, director or employee.

      2.17No Brokers, Finders or Financial Advisors.

     No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the AMR Shareholders or AMR or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

      2.18Environmental Compliance.

     To the best knowledge of the AMR Shareholders, (i) AMR has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Laws, (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous substance in connection with the conduct of the Business of AMR or the use of any property or facility of AMR or to the knowledge of the AMR Shareholders any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Laws or which would require reporting to or notification of any Governmental Entity, (iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of AMR, and (iv) any Hazardous Substance handled or dealt with in any way in connection with the business of AMR, whether before or during ownership by the AMR Shareholders, has been and is being handled or dealt with in all respects in compliance with applicable Laws.

      2.19Accuracy of Information.

     The statements, representations and warranties contained in the Disclosure Schedule are true, and all lists contained therein are complete and correct. None of the information expressly required by this Agreement to be supplied by or on behalf of the AMR Shareholders to the Company, or contained in this Agreement, the Disclosure Schedule or the documents listed in the Disclosure Schedule, did contain or will contain, at the respective times such information is or was delivered, any untrue statement of a material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If to the knowledge of an AMR Shareholder any of such information at any time subsequent to delivery and prior to Closing becomes untrue or misleading, in any material respect, such AMR Shareholder will promptly notify the Company in writing of such fact and the reason for such change.

      2.20Investment Representation.

     The Restricted Shares are restricted securities within the meaning of the United States federal securities laws, and each AMR Shareholder is acquiring the Restricted Shares for such AMR Shareholder's own account for investment purposes only and not with a view to or for sale in connection with the distribution thereof. The certificate or certificates evidencing the Restricted Shares shall bear a legend substantially as follows:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IS AVAILABLE."

      2.21Restricted Shares Are Speculative Securities;
Registration Rights.

     The Restricted Shares are speculative securities and involve a high degree of risk including a risk of complete loss of investment. Upon completion of the share exchanges contemplated by this Agreement the active business of the Company will be substantially that of AMR. THE COMPANY HAS NOT REGISTERED OR QUALIFIED THE RESTRICTED SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE STATE SECURITIES LAWS OF ARIZONA, CALIFORNIA, COLORADO OR ANY OTHER STATE. The Company will undertake to file a registration statement under the Act (the "Registration Statement") covering the Restricted Shares within four months of Closing and will use its reasonable best efforts to cause the registration to become effective under the Act. The AMR Shareholders acknowledge that the Company can give no assurance that the Securities and Exchange Commission will declare the Registration Statement to be effective or that the Registration Statement will remain effective through any period necessary to sell all or any part of the Restricted Shares. The AMR Shareholders have made their individual decisions to enter into this Agreement based on their own examination of the Company or based on such advice from their own independent advisors as they deemed appropriate and not based on the recommendations of any party directly affiliated with the Company.

                            ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company represents, warrants and agrees as follows:

      3.1Organization and Related Matters.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all necessary corporate power and authority to carry on its business as now being conducted. The
Company has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

      3.2Authorization.

     The execution, delivery and performance of this Agreement and any related agreements, by the Company has been duly and validly authorized by the Board of Directors of the Company and by all other necessary corporate action on the part of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

      3.3No Conflicts; Possible "Blue Sky" Violations.

     The execution, delivery and performance of this Agreement and any related agreements by the Company will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents of the Company, (b) any Law to which the Company is subject or (c) any Contract to which the Company is a party that is material to the financial condition, results of operations or conduct of the business of the Company. The execution and delivery of this Agreement by the Company and the performance of this Agreement and any related or contemplated transaction by the Company will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity except that the Company has not sought to qualify the Restricted Shares under the jurisdiction of any state. The failure so to qualify the Restricted Shares may constitute a violation of the "blue sky" or other laws (the "Blue Sky Violations" and in the singular, a "Blue Sky Violation") of one or more of the states in which the AMR Shareholders reside. In the event it is determined that the offer or issuance of the Restricted Shares by the Company in exchange for the AMR Shares constitute Blue Sky Violations then the AMR Shareholders or certain of them may be afforded rights to rescind their exchange of AMR Shares for Restricted Shares. The "ultimate parent " of the Company and all entities which such controls directly or indirectly did not have annual net sales (as stated on the last regularly prepared annual income statement or statements) or total assets (as stated on the last regularly prepared balance sheet or sheets) of $10,000,000 or more, and, to the best knowledge of the Company, the consummation of the transactions contemplated by this Agreement would not require any filings under the Hart-Scott-Rodino Act.

      3.4No Brokers, Finders or Financial Advisors.
     No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.
      3.5Investment Representation.

     The Company is acquiring the AMR Shares from the AMR Shareholders for the Company's own account, for investment purposes only and not with a view to or for sale in connection with the distribution thereof. THE CERTIFICATE OR CERTIFICATES EVIDENCING THE AMR SHARES WILL CONTAIN A LEGEND OR LEGENDS SUBSTANTIALLY SIMILAR TO THE LEGEND SET FORTH IN SECTION 2.20.

      3.6Financial Statements; Changes; Contingencies.

      (a)Financial Statements.  The Company has delivered to
AMR and the AMR Shareholders balance sheets for the Company at September 30, 1996 and at December 31, 1995, and the related statements of operations (reflecting zero revenues) for the periods then ended. All such financial statements have been prepared largely in conformity with GAAP applied on a consistent basis (except for changes, if any, disclosed therein). Such statements of operations present fairly the results of operations and cash flows of the Company for the respective periods covered, and the balance sheets present fairly the financial condition of the Company as of their respective dates. Since September 30, 1996, there has been no change in any of the significant accounting policies, practices or procedures of the Company.

      (b)No Material Adverse Changes.  Since September 30,
1996, whether or not in the ordinary course of business, there has not been, occurred or arisen:

            (i)any change in or event affecting the Company, that has had or may reasonably be expected to have a Material Adverse Effect,

            (ii)any agreement (other than a Material Contract listed on the Disclosure Schedule),

            (iii)any strike or other labor dispute, or

            (iv)any casualty, loss, damage or destruction whether or not covered by insurance) or any material property of the Company.

      (c)No Other Liabilities or Contingencies. To the best of the Company's knowledge, the Company does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, that, in accordance with GAAP applied on a consistent basis, should have been but were not reflected or disclosed in the financial statements (including the notes thereto) referred to in subsections (a) and (b) above, except liabilities which were incurred after September 30, 1996, in the ordinary course of business or disclosed in the Disclosure Schedule.

      3.7Tax and Other Returns and Reports.
     The Company has timely filed or will file, on or before the Closing Date, all Tax Returns required to be filed by it on or before the Closing Date and has paid all Taxes due for all periods ending on or before December 31, 1996, which Taxes are required to be paid by it on or before the Closing Date. Adequate provision has been made in the books and records of the Company and in the financial statements referred to in Section 3.7 above or delivered to the AMR Shareholders, for all Taxes relating to operations through, or property owned on or before, the date of the most recent of such financial statements. No liability for Taxes has arisen since such date other than in the ordinary course of the Company's business. All required Tax Returns including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. No Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns of the Company. No Governmental Entity has proposed (tentatively or definitively), asserted or assessed or, to the best knowledge of the Company, threatened to propose or assert, any deficiency, assessment or claim for Taxes and there would be no basis for any such delinquency, assessment or claim.

      3.8Material Contracts.

     Each Material Contract of the Company is to the knowledge of the Company valid and subsisting; the Company has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by the Company or, to the best knowledge of the Company, by any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of the Company under any Material Contract.

      3.9Legal Proceedings.

     There is no Order or Action pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a Material Adverse Effect, or adversely affect the Company's ability to perform this Agreement or any aspect of the transactions contemplated by this Agreement. There is no matter as to which the Company has received any notice, claim or assertion, or, to the best knowledge of the Company, which otherwise has been threatened against or affecting any director, officer, employee, agent or representative of the Company or any other Person, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by the Company.
      3.10Minute Books.

     The minute books of the Company accurately reflect all actions and proceedings taken to date by its shareholders, board of directors and committees, and such minute books contain true and complete copies of the charter documents of the Company and all related amendments. The stock record books of the Company reflect accurately all transactions in its capital stock of all classes.

      3.11Accounting Records; Internal Controls.

     Accounting Records. The Company has records that accurately and validly reflect its transactions, and accounting controls sufficient to insure that such transactions are executed in accordance with management's general or specific authorization.

      3.12Authorized Capital. The authorized capital of the Company consists of 25,000,000 common shares with no par value, of which at September 30, 1996 a total of 4,524,744 shares have been issued and are outstanding as fully paid and non-assessable. No more than 7,000,000 shares of common stock will be outstanding prior to the Closing.

      3.13The Company has not declared or paid any dividends of any kind nor declared or made any other distributions of any kind whatsoever including, without limitation, by way of redemption or repurchase or reduction of authorized capital.

      3.14No change will occur in the Articles of Incorporation, By-laws or other charter documents of the Company from the date hereof to the Closing Date.

      3.15Based upon a budget and forecast (the "Forecast") prepared by AMR, attached hereto as Exhibit B and incorporated herein by this reference, the Company has agreed to lend upon commercial terms to AMR or cause loans to be made to AMR from time to time, as may be needed to bridge any shortfall of money as set forth on the Forecast, provided that the obligation of the Company hereunder shall be limited to a maximum of $1,500,000. The Company has also agreed that for a period of two years from Closing it will on behalf of AMR obtain or cause to be obtained, loan upon commercial terms or cause to be loaned, up to an additional $2,000,000 for necessary capital expenditures approved by the Board of Directors of AMR.
                            ARTICLE 4
                COVENANTS WITH RESPECT TO CONDUCT
                     OF AMR PRIOR TO CLOSING

      4.1Access.

     AMR and the AMR Shareholders shall cause AMR to authorize and permit the Company and its representatives (which term shall be deemed to include its independent accountants and counsel and representatives of prospective financing institutions of the Company) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its business, to all of its properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to the Business as the Company may from time to time request, and to make copies of such books, records and other documents and to discuss its business with such other Persons, including, without limitation, its directors, officers, employees, accountants and counsel and, with prior notice to AMR, its suppliers, customers and creditors, as the Company considers necessary or appropriate for the purposes of familiarizing itself with the Business, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and Business of AMR and the Subsidiaries.

      4.2Material Adverse Changes; Reports; Financial Statements.

      (a)AMR and the AMR Shareholders will promptly notify the Company of any event of which AMR and the AMR Shareholders obtain knowledge which has had or might reasonably be expected to have a Material Adverse Effect or which if known as of the date hereof would have been required to be disclosed to the Company.

      (b)AMR will furnish to the Company (i) as soon as available, and in any event within five days after it is prepared, any report by AMR for submission to its board of directors and the working papers related thereto and other operating or financial reports (including any projections and budgets) prepared for management and the working papers related thereto, (ii) as soon as available, copies of all nonconfidential portions of all reports, renewals, filings, certificates, statements and other documents filed with any Governmental Entity, (iii) monthly and quarterly unaudited balance sheets, statements of earnings and delinquency reports for AMR and any of its Subsidiaries, and (iv) such other reports as the Company may reasonably request relating to AMR and any of its Subsidiaries. Each of the financial statements delivered pursuant to this Section 4.2(b) shall be prepared in accordance with GAAP consistently applied during the periods covered (except as disclosed therein), except that such financial statements may omit footnote disclosures required by GAAP to the extent the content thereof would not materially differ in nature or amount from those disclosures reported in the most recent audited period and year end adjustments to the extent not material. Each of the financial statements delivered pursuant to this Section 4.2(b) shall be accompanied by a certificate of the chief financial officer of AMR to the effect that such financial statement presents fairly the financial condition and results of operations of AMR and any of its Subsidiaries for the periods covered and reflects all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for a fair presentation.

      4.3Conduct of Business.

     AMR and the AMR Shareholders jointly and severally agree with and for the benefit of the Company that AMR and its Subsidiaries shall not, without the prior consent in writing of the Company which may be withheld for any reason, (a) conduct the Business in any manner except in the ordinary course consistent with past practices; or (b) pay special bonuses to any officer, director or employee or declare and pay dividends.

      4.4Notification of Certain Matters.

     AMR and the AMR Shareholders shall give prompt notice to the Company, and the Company shall give prompt notice to AMR and the AMR Shareholders, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of the Company or AMR and the AMR Shareholders, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Except as provided in Section 7.4, no such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

      4.5Permits and Approvals.

     AMR, the AMR Shareholders and the Company each agree to cooperate and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to) all Approvals and Permits that may be necessary or which may be reasonably requested by the Company to consummate the transactions contemplated by this Agreement. To the extent that the approval of a third party with respect to any Contract is required in connection with the transactions contemplated by this Agreement, AMR and the AMR Shareholders shall use their best efforts to obtain such Approval prior to the Closing Date.

      4.6Preservation of Business Prior to Closing Date.

     During the period beginning on the date hereof and ending on the Closing Date, (a) the AMR Shareholders shall use their reasonable efforts to preserve the Business and to preserve the good will of customers, suppliers and others having business relations with AMR and (b) the AMR Shareholders and the Company shall consult with each other concerning, and the AMR Shareholders shall cooperate to keep available to the Company, the services of the officers and employees of AMR that the Company may wish to have AMR retain. Nothing in this Section shall obligate the Company or AMR after the Closing to retain or offer employment to any officer or employee of AMR.

      4.7Inconsistent Agreements.

     The AMR Shareholders shall not, either directly or indirectly, through AMR or otherwise, initiate, solicit or encourage any inquiry, offer or proposal with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, merger, tender or exchange offer or other form of business combination, of the assets or AMR Shares or other securities of AMR, other than as expressly contemplated by this Agreement. The AMR Shareholders shall promptly notify the Company of the details of any discussions with or proposal or offer from any other Person relating to an acquisition, merger, tender or exchange offer or other form of business combination involving AMR, any of its securities or substantial assets or any other proposal, the acceptance of which would be inconsistent with the consummation of this Agreement in accordance with its terms.

                            ARTICLE 5
         COVENANTS WITH RESPECT TO CONDUCT OF THE COMPANY
                        PRIOR TO CLOSING

      5.1Material Adverse Changes. The Company will promptly disclose to AMR and the AMR Shareholders any change in or effect on the Company occurring after the date hereof which is materially adverse to its business or financial position prior to the Closing.

      5.2Access. The Company will authorize and permit representatives of AMR and the AMR Shareholders to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its business, to all of its properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to the Business as AMR and the AMR Shareholders may from time to time request, and to make copies of such books, records and other documents and to discuss its business with such other Persons, including, without limitation, its directors, officers, employees, accountants and counsel and, with prior notice to AMR, its suppliers, customers and creditors, as AMR and the AMR Shareholders consider necessary or appropriate for the purposes of familiarizing itself with the Business, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and Business of the Company.

      5.3Notification of Certain Matters. The Company shall give prompt notice to AMR and the AMR Shareholders of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of the Company or AMR and the AMR Shareholders, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Except as provided in Section 7.4, no such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

      5.4Permits and Approvals. The Company agrees to cooperate and use its best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to) all Approvals and Permits that may be necessary or which may be reasonably requested by AMR and the AMR Shareholders to consummate the transactions contemplated by this Agreement. To the extent that the approval of a third party with respect to any Contract is required in connection with the transactions contemplated by this Agreement, the Company shall use its best efforts to obtain such Approval prior to the Closing Date.

                            ARTICLE 6
                      CONDITIONS OF PURCHASE

      6.1General Conditions.

     The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

       (a)No Orders; Legal Proceedings.No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or (with respect to obligations of the Company only) which would not permit the Business as presently conducted to continue unimpaired following the Closing Date. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction and that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

      (b)Approvals.  To the extent required by applicable
Law, all Permits and Approvals required to be obtained from any Governmental Entity shall have been received or obtained on or prior to the Closing Date.
      6.2Conditions to Obligations of the Company.

     The obligations of the Company to effect the Closing shall be subject to the following conditions except to the extent waived in writing by the Company:

      (a)Representations and Warranties and Covenants of the AMR Shareholders. The representations and warranties of the AMR Shareholders herein contained shall be true at the Closing Date with same effect as though made at such time; the AMR Shareholders shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

      (b)No Material Adverse Effect. There shall not have been any Material Adverse Effect relating to AMR and its Subsidiaries subsequent to December 31, 1996.

      (c)Consents. The AMR Shareholders shall have obtained and provided to the Company any required Approvals and Permits, each in form and substance reasonably satisfactory to the Company.

      (d)Due Diligence. The Company shall not, in the course of its ongoing business investigation, have discovered information not previously disclosed by the AMR Shareholders or AMR, which the Company reasonably believes has or is likely to have a Material Adverse Effect or is materially inconsistent with information disclosed to the Company prior to the date hereof.

      (e)Acquisition of AMR Shares. The Company shall have received the AMR Shares in exchange for the Restricted Shares. To the extent that one or more AMR Shareholders do not exchange their shares of AMR common stock for shares of common stock of the Company, as set forth next to the names of such AMR Shareholders on Exhibit A attached hereto (the "AMR Shortfall") the Company may acquire the AMR Shortfall from other AMR Shareholders.

      6.3Conditions to Obligations of the AMR Shareholders.

     The obligations of the AMR Shareholders to effect the Closing shall be subject to the following conditions, except to the extent waived by any of the AMR Shareholders:

      (a)Representations and Warranties and Covenants of the Company. The representations and warranties of the Company herein contained shall be true at the Closing Date with same effect as though made at such time; the Company shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

      (b)No Material Adverse Effect. There shall not have been any Material Adverse Effect relating to the Company subsequent to September 30, 1996.
      (c)Consents. The Company shall have obtained and provided to the AMR Shareholders any required Approvals and Permits, each in form and substance reasonably satisfactory to the AMR Shareholders.

      (d)Due Diligence. The AMR Shareholders shall not, in the course of its ongoing business investigation, have discovered information not previously disclosed by the Company which the AMR Shareholders reasonably believe has or is likely to have a Material Adverse Effect or is materially inconsistent with information disclosed to the AMR Shareholders prior to the date hereof.

                            ARTICLE 7
               TERMINATION OF OBLIGATIONS; SURVIVAL

      7.1Termination of Agreement.

     Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on April 10, 1997, unless extended by mutual consent in writing of the Company and the AMR Shareholders and otherwise may be terminated at any time before the Closing as follows and in no other manner:

      (a)Mutual Consent. By mutual consent in writing of the Company and the AMR Shareholders.

      (b)Conditions to the Company's Performance Not Met. By the Company by written notice to the AMR Shareholders if any event occurs or conditions exists which would render impossible the satisfaction of one or more conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or 6.2.

      (c)Conditions to Performance by AMR's Shareholders Not
Met. By the AMR Shareholders by written notice to the Company if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of the AMR Shareholders to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or 6.3.

      (d)Inaccurate Information. By the Company if any material information expressly required by this Agreement or the Disclosure Schedule to be delivered by or on behalf of the AMR
Shareholders or AMR to the Company is inaccurate or incomplete in any material respect.

      (e)Material Breach.  By the Company or the AMR
Shareholders if there has been a material misrepresentation or other material breach by the other party in its representations, warranties and covenants set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party shall have five business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

      7.2Effect of Termination.

     In the event that this Agreement shall be terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Article VIII, Section 9.9 and Section 9.12 shall survive any such termination. A termination under Section 7.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

      7.3Survival of Representations and Warranties.

     The representations and warranties contained in or made pursuant to this Agreement shall survive the Closing and expire at the end of 12 full calendar months after the Closing.

      7.4Effect of Closing Over Known Unsatisfied Conditions.

     If, with actual knowledge of the failure of any condition or breach of any representation and warranty, either the Company or the AMR Shareholders elect to proceed with the Closing, the condition that is unsatisfied at the Closing Date shall be deemed to be waived; provided, however, that the foregoing provision shall not limit any party's right not to waive any condition or right to condition any waiver hereunder upon mutually acceptable conditions. Such decision shall constitute a waiver of any liability for breach of or misrepresentation under this Agreement, but only with respect to, and such waiver shall be limited to the extent of, the facts or circumstances, actually known by the electing party, giving rise to or in respect of such waived condition. Notwithstanding the foregoing, the Company has expressly notified AMR and the AMR Shareholders that the Company does not waive the obligation of AMR, including the obligation of any AMR Subsidiary to collect promptly any funds owing by Arizona Medical Waste, an Arizona-based company owned or controlled by an officer of AMR.

                            ARTICLE 8
                         INDEMNIFICATION

      8.1Obligations of the AMR Shareholders.

     The AMR Shareholders shall indemnify and hold harmless the Company and AMR, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of the Company or AMR, directly or indirectly, as a result of, or based upon or arising from:

      (a)any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by AMR in or pursuant to this Agreement; or

      (b)any other matter as to which the AMR Shareholders in other provisions of this Agreement have agreed to indemnify the Company or (subsequent to Closing) AMR.

      8.2Obligations of the Company.

     The Company agrees to indemnify and hold harmless the AMR Shareholders from and against any Losses of the AMR Shareholders, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Company in or pursuant to this Agreement.

      8.3Procedure.

      (a)Notice.  Any party seeking indemnification with
respect to any Loss shall give notice to the Indemnifying Party.

      (b)Defense.  If any claim, demand or liability is
asserted by any third party against any Indemnified Party, the Indemnifying Party shall, upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity, but the Indemnified Party shall have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who shall be bound by the result so obtained to the extent provided herein; provided, however, that the Indemnified Party shall not settle or compromise any Indemnifiable Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party; provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

      (c)Tax Adjustments. Any amount payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss shall be adjusted as follows:

            (i)If such Indemnified Party is liable for any additional Taxes as a result of the payment of amounts in respect of an Indemnifiable Claim, the Indemnifying Party will pay to the Indemnified Party in addition to such amounts in respect of the Loss within 10 days after being notified by the Indemnified Party of the payment of such liability (x) an amount equal to such additional Taxes (the "Tax Reimbursement Amount") plus (y) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnified Party shall have received from the Indemnifying Party, net of the payment of Taxes, an amount equal to the Loss.

            (ii)The Indemnified Party shall reimburse the Indemnifying Party an amount equal to the net reduction in any year in the liability for payment of Taxes (that are based upon or measured by income) of the Indemnified Party or any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction has been actually realized with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of a Loss, or amounts paid by the Indemnified Party pursuant to this paragraph (a "net Tax Benefit"). The amount of any Net Tax Benefit shall be paid not later than 15 days after the date on which such Net Tax Benefit shall be realized.

      (d)Interest.  Any amounts payable by the Indemnifying
Part to or on behalf of an Indemnified Party in respect of a Loss shall be paid together with interest on such amount, from and including date of Loss to the date of payment, at a rate equal to the Prime Rate; provided, however, that such interest shall not be payable with respect to Losses which include an interest factor; and provided further that, with respect to Losses which were, at December 31, 1996, so remote or contingent that it would not have been appropriate under GAAP to record them on the financial statements of AMR, AMRR, AMT or any other Subsidiary on such date, except no interest shall be payable until the Indemnified Party is required to make a payment with respect to such Loss or to record the liability which ultimately results in such Loss on its or AMR's financial statements.
            8.4Notice by the AMR Shareholders.

     The AMR Shareholders agree to notify the Company of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article VIII upon discovery or receipt of notice thereof (other than from the Company), whether before or after Closing.

      8.5Not Exclusive Remedy.

     This Article VIII shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

      8.6Limitations on Indemnification.

     No party shall be required to indemnify any other Person under this Article VIII unless the Loss for which indemnity would otherwise be payable by such party exceeds $50,000 individually or $100,000 in the aggregate, and in such event, the Indemnifying Party shall be responsible for the full amount of any Loss.

                            ARTICLE 9
                             GENERAL

      9.1Amendments; Waivers.

     This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

      9.2Schedules; Exhibits; Integration.

     Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

      9.3Best Efforts; Further Assurances.

     Except as otherwise expressly provided herein, each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

      9.4Governing Law.

     This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Arizona applicable to contracts made and performed in such State without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or governed by the law of the jurisdiction of organization of the respective parties.
      9.5No Assignment.

     Neither this Agreement nor any rights or obligations under it are assignable except that (i) the Company may assign its rights, and delegate its obligations, hereunder (including but not limited to its rights under Article VIII) to any subsidiary of the Company.

      9.6Headings.

     The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

      9.7Counterparts.

     This Agreement any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

      9.8Publicity and Reports.

     The AMR Shareholders and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without consulting with the other party except to the extent that a particular action is required by applicable law or stock exchange or regulatory policy.

      9.9Confidentiality.
     All information disclosed in writing by any party (or its representatives) in connection with the transactions contemplated by this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information or disclosure (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity or stock exchange having jurisdiction over the parties, or (iv) may otherwise be required by law. If this Agreement is terminated in accordance with its terms, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 99, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

      9.10Parties in Interest.

     This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 8.1 and 9.5 (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons). Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

      9.11Notices.

     Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or other telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid, receipt request, as follows:

     If to AMR Shareholders:

     To the name or names and address or addresses set forth on Exhibit A attached hereto.

     With a copy to their counsel:

     Plattner Schneidman & Schneider
     1707 East Highland, Suite 190
     Phoenix, Arizona 85016
     Attention:  Laura M. Stoper, Esq.

     If to AMR:
     Applied Medical Recovery, Inc.
     3010 North Second Street
     Phoenix, Arizona  85004
     Attention:  Pauline Sill, President

     With a copy to its counsel:

     Jennings, Strouss & Salmon, P.L.C.
     One Renaissance Square
     Two North Central Avenue
     Phoenix, Arizona  85004
     Attention:  R. Quinn De Angelis, Jr.
           If to the Company:

     Citadel Environmental Group, Inc.
     3617 E. Thousand Oaks Boulevard, Suite 223
     Thousand Oaks, California  91362
     With a copy to its counsel:

     Resch Polster Alpert & Berger, LLP
     10390 Santa Monica Boulevard, 4th Floor
     Los Angeles, California  90025
     Attn:  Aaron A. Grunfeld, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 9.11 and an appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

      9.12Expenses.

     AMR and the Company shall each pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective advisors, accountants and counsel.

      9.13Remedies; Waiver.

     All rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

      9.14Attorney Fees.

     In the event of any Action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses, including the costs of arbitration, incurred in connection with such action.

      9.15Knowledge Convention.

     Whenever any statement herein or in any schedule,
exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to its knowledge" or "to its best knowledge" or words of similar intent or effect of any party or its representative, such person shall be under no duty to investigate such matter.
            9.16Representation by Counsel; Interpretation.

     The AMR Shareholders and the Company each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Company and the AMR Shareholders.

      9.17Specific Performance.

     The AMR Shareholders and the Company each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

      9.18Severability.

     If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party.

      9.19Arbitration; Waiver of Jury Trial.

     Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement shall be settled, at the request of either party, by arbitration conducted in accordance with the Center for Public Resources Rules for Non-Administered Arbitration or Business Disputes, by three arbitrators, of whom the Company and the AMR Shareholders each shall appoint one and the third shall be selected by the other two. The arbitration shall be governed by the United States Arbitration Act (9 U.S.C.§§ 1-16). The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any other party, shall be final and binding upon the parties to the maximum extent permitted by law, except that the arbitrators shall not be authorized to award punitive damages with respect to any such claim, dispute or controversy. No party shall seek (and no arbitrators shall be authorized to award) any punitive damages relating to any matters under, arising out of, in connection with or relating to this Agreement in the proceedings hereunder or in any other forum. The parties intend that this Section shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement. The place of arbitration shall be selected by the arbitrators in the County of Los Angeles.
Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. By executing this Agreement, the parties hereto hereby waive any rights they may possess to have any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement litigated in a court or jury trial.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

     APPLIED MEDICAL RECOVERY, INC.
     An Arizona Corporation



     By: Pauline Sill
     Its: President



     The "Company"
     CITADEL ENVIRONMENTAL GROUP, INC.
     A Colorado Corporation



     By: Don Chelius
     Its: President
                                     30